UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  September 26, 2006

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

21101 Oxnard Street, Woodland Hills, CA 91367
(Address of principal executive offices) (Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On September 26, 2006, HemaCare Corporation (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amendment”), among the Company, Coral Blood Services, Inc. (“Coral”), HemaCare BioScience, Inc. (“HemaCare BioScience”) and Comerica Bank (the “Bank”) to amend and restate the Loan and Security Agreement, dated November 19, 2002, as amended March 22, 2004 and July 1, 2005 (the “Prior Agreement”), among the Company, Coral and the Bank.  The Amendment increases the amount available under this credit facility from $2 million to $3 million and extends the maturity date to June 30, 2008.  The Amendment also grants the Bank a first priority security interest in HemaCare BioScience.  All other terms and conditions of the Prior Agreement remain in effect.  The Company has unused availability of $1 million under this credit facility.

The foregoing summary of the Amendment is qualified in its entirety by the actual Amendment attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                         Exhibits

Exhibit No.	Description
99.1	Amended and Restated Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc., HemaCare BioScience, Inc. and Comerica Bank, dated September 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006	HEMACARE CORPORATION

	By	/s/ Robert S. Chilton
Robert S. Chilton,
Executive Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Amended and Restated Loan and Security Agreement among HemaCare Corporation, Coral Blood Services, Inc, HemaCare BioScience, Inc. and Comerica Bank, dated September 26, 2006.